EXHIBIT 4.8

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

FIRST NATIONAL BANK OF OMAHA,

as RPA Seller

FIRST NATIONAL FUNDING LLC,

as Transferor

FIRST NATIONAL BANK OF OMAHA,

as Servicer

FIRST NATIONAL MASTER NOTE TRUST,

as Issuer

and

FTI CONSULTING, INC.,

as Asset Representations Reviewer

Dated as of September 23, 2016

ARTICLE VI
OTHER AGREEMENTS

Section 6.01.	Independence of Asset Representations Reviewer	24
Section 6.02.	No Petition	24
Section 6.03.	Limitation of Liability	24
Section 6.04.	Termination of Agreement	25

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01.	Amendments	25
Section 7.02.	Assignment; Benefit of Agreement; Third-Party Beneficiaries	25
Section 7.03.	Notices	26
Section 7.04.	Governing Law: Jurisdiction	27
Section 7.05.	No Waiver; Remedies	28
Section 7.06.	Severability	28
Section 7.07.	Headings	28
Section 7.08.	Counterparts	28

SCHEDULE A	REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS

EXHIBIT A	INDEMNIFICATION AGREEMENT

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ASSET REPRESENTATIONS REVIEW AGREEMENT

THIS ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of September 23, 2016 (this “Agreement”), among FIRST NATIONAL BANK OF OMAHA, a national banking association, as RPA Seller (in such capacity, the “RPA Seller), FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor (the “Transferor”), FIRST NATIONAL BANK OF OMAHA, as Servicer (in such capacity, the “Servicer”), FIRST NATIONAL MASTER NOTE TRUST, a Delaware statutory trust, as Issuer (the “Issuer”), and FTI CONSULTING, INC., a Maryland corporation, as asset representations reviewer (the “Asset Representations Reviewer”).

BACKGROUND:

In connection with its credit card securitization program, the RPA Seller transferred, and will transfer, receivables arising in certain credit card accounts to the Transferor. The Transferor has transferred, and will transfer, such receivables to the Issuer.

The Issuer has issued, and will issue, from time to time, one or more series of notes pursuant to the Master Indenture (as defined herein). The primary assets of the Issuer are the receivables and in order to secure its repayment obligations relating to the notes, the Issuer has granted a security interest in the receivables to U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) for the benefit of the Noteholders under the Master Indenture.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of compliance of certain receivables with the representations and warranties made by the RPA Seller and the Transferor with respect to certain receivables on the terms set forth herein.

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.01. Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Indenture (including any supplement thereto).

Section 1.02. Additional Definitions. The following terms have the meanings given below:

“Additional Review Materials” means any additional documents or other material that the Asset Representations Reviewer may reasonably request pursuant to Section 3.03(b) of this Agreement or any additional documents or other material that the Servicer may provide to the Asset Representations Reviewer pursuant to Section 3.05(b) of this Agreement.

“Affiliate” or “Affiliates” mean, as to any specified person, any other person or persons controlling or controlled by or under common control with such specified person. For this purpose, “control” means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and “controlling” and “controlled” have correlative meanings.

“ARR Property” means the methodology, layout, structure, sequence, organization, summary, calculation, or other tools used by the Asset Representations Reviewer to produce the Work Product, and any pre-existing or newly created materials which the Asset Representations Reviewer has used or intends to use in delivering services as an asset representations reviewer to multiple customers.

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.04.

“Asset Representations Review Period” has the meaning stated in Section 3.04(b).

“Confidential Information” has the meaning stated in Section 4.08.

“Conflict of Interest” means a conflict of interest arising from the performance, or proposed performance, by the Asset Representations Reviewer of its obligations under this Agreement and the engagement or proposed engagement of the Asset Representations Reviewer with respect to other obligations or services for or on behalf of the RPA Seller, the Transferor, the Servicer, the Issuer or any of their Affiliates (the “Second Matter”), where the performance or proposed performance of the obligations under this Agreement has an adverse effect on FTI Consulting, Inc. obtaining an engagement with respect to the Second Matter, provided, that, any conflict of interest can only become a Conflict of Interest if so determined by the RPA Seller, the Servicer or such Affiliate, as applicable, in its reasonable discretion (i.e., such person deems FTI Consulting, Inc. to be disqualified from acting with respect to the Second Matter due to the conflict of interest if it remains unresolved ), provided, further, that, a conflict of interest arising from the performance by the Working Team of other obligations or services by or on behalf of the RPA Seller or the Servicer shall in no event constitute a Conflict of Interest.

“Draft Review Report” has the meaning stated in Section 3.05(b).

“Fee Letter” has the meaning stated in Section 4.03(a).

“Indemnified Person” has the meaning stated in Section 4.05(a).

“Indemnifying Person” has the meaning stated in Section 4.05(a).

“Information Recipients” has the meaning stated in Section 4.08(a).

“Indenture” means that certain Second Amended and Restated Master Indenture, dated as of September 23, 2016, by and between the Issuer and the Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

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“Indenture Supplement” or “Indenture Supplements” means, with respect to a series of notes issued by Issuer pursuant to the Master Indenture, a supplement to the Master Indenture executed and delivered in connection with the original issuance of such series of notes and containing provisions relating to asset representations review.

“Indenture Trustee” has the meaning stated in the second paragraph of the “Background” section.

“Issuer PII” has the meaning stated in Section 4.09(a).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Asset Representations Reviewer.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.09(a).

“Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase, dated as of September 23, 2016, between the RPA Seller and the Transferor, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Resignation Condition” means (i) the Asset Representations Reviewer determines that it is not eligible to be an asset representations reviewer under Section 5.01 and delivers to the RPA Seller an Opinion of Counsel supporting its determination (unless receipt of an opinion of counsel is waived by the RPA Seller), (ii) the Asset Representations Reviewer determines that it is legally unable to act or perform its obligations under this Agreement and there is no reasonable action it could take to make the performance of its obligations under this Agreement permitted under applicable law and delivers to the RPA Seller an Opinion of Counsel supporting its determination (unless receipt of such Opinion of Counsel is waived by the RPA Seller), (iii) there exists an Unresolved Conflict of Interest or (iv) an amount is due and unpaid under this Agreement (including an uncontested amount due in respect of indemnifications) for ninety (90) calendar days after notice from the Asset Representations Reviewer to the RPA Seller of the amount due and owing.

“Review Commencement Date” has the meaning stated in Section 3.02.

“Review Fee” has the meaning stated in Section 4.03(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, (i) the documents and other materials for each Test listed under “Review Materials” in Schedule A and (ii) any Additional Review Materials.

“Review Notice” means the written notice delivered by Indenture Trustee to the Transferor, Servicer and all Noteholders of Outstanding Notes to the effect the Noteholders have voted to cause an Asset Representations Review on the date specified in such notice pursuant to Section 4.19(c)(iv) of the Indenture Supplements.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.05.

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“Review Satisfaction Date” means the date on which the Noteholders have voted to cause the Asset Representations Reviewer to conduct an Asset Representations Review pursuant to Section 4.19 of the Indenture Supplements, as specified in the Review Notice delivered by the Indenture Trustee to the Transferor, Servicer and all Noteholders of Outstanding Notes pursuant to Section 4.19(c)(iv) of the applicable Indenture Supplements.

“Sponsor” means First National Bank of Omaha, a national banking association.

“Subject Receivables” means, for any Asset Representations Review, all Receivables which are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Satisfaction Date, provided that any Receivable which has been repurchased or reassigned to the Transferor pursuant to the Transfer and Servicing Agreement or to the RPA Seller pursuant to the Receivables Purchase Agreement on or after the Review Satisfaction Date will no longer be a Subject Receivable.

“Test” has the meaning stated in Section 3.04(a).

“Test Complete” has the meaning stated in Section 3.04(c).

“Test Fail” has the meaning stated in Section 3.04(a).

“Test Pass” has the meaning stated in Section 3.04(a).

“Transfer and Servicing Agreement” means the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016, among the Transferor, the Servicer and the Issuer, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Unresolved Conflict of Interest” means a Conflict of Interest that has not been resolved by the parties, including by means of waivers or ethical walls, within thirty (30) days of the receipt of written notice by the RPA Seller and the Servicer from the Asset Representations Reviewer of such Conflict of Interest, as determined by the RPA Seller, the Servicer or an Affiliate; provided, that, upon a determination that a Conflict of Interest remains unresolved at the end of such thirty day period, the RPA Seller shall send written notice of the Unresolved Conflict of Interest to the Asset Representations Reviewer.

“Working Team” means Hansol Kim, Vincent Varca and the other employees of FTI Consulting, Inc. that are assigned to the engagement described in this Agreement, and their successors.

“Work Product” means all works, data, reports and other items created, conceived or reduced to product by the Asset Representations Reviewer pursuant to or in connection with this Agreement, including any Review Report.

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ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.01. Engagement; Acceptance. The Issuer engages FTI Consulting, Inc. to act as the Asset Representations Reviewer for the Issuer. FTI Consulting, Inc. accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer, including conducting a review of the underlying assets of the Issuer for compliance with representations and warranties on the pool assets, on the terms set forth in this Agreement.

Section 2.02. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables and Accounts for compliance with the representations and warranties under the Pooling and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of any contractual provision under the Transfer and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement.

Section 2.03. Use and Purpose of Reports. Except as otherwise provided herein, any Review Report provided by the Asset Representations Reviewer is provided for the sole use and benefit of the RPA Seller and the Transferor for the purposes provided in this Agreement and the Indenture. Unless required by law or in accordance with this Agreement, the RPA Seller and the Transferor shall not provide to any third party any information provided, or any Review Report, or refer to the Asset Representations Reviewer or its obligations under this Agreement, without the prior written consent of the Asset Representations Reviewer, which shall be conditioned on the execution of a third-party release letter in the form provided by the Asset Representations Reviewer.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01. Review Notices. On receipt of a Review Notice in accordance with Section 4.19(c)(iv) of the Indenture Supplements, the Servicer shall deliver a copy thereof to the Asset Representations Reviewer.

Section 3.02. Identification of Subject Receivables. Within sixty (60) calendar days of its receipt of the Review Notice from the Indenture Trustee, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Accounts, identified by unique identification number assigned by the Servicer, in which the Subject Receivables arise. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until it has received a Review Notice, a list of the Accounts related to the Subject Receivables and access to the Review Materials in accordance with Section 3.03 (the “Review Commencement Date”).

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Section 3.03. Review Materials.

(a) Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within 60 calendar days after receipt of the Review Notice in one or more of the following ways: (i) by providing remote access to the Servicer’s receivables systems, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing photocopies of documents relating to the Subject Receivables to the Asset Representations Reviewer for use at its property or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer shall redact or remove Personally Identifiable Information from the Review Materials.

(b) Missing or Insufficient Review Materials. The Asset Representations Reviewer will notify the Servicer if it determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test and the Servicer will have 15 calendar days to give the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency (“Additional Review Materials”). If Additional Review Materials have not been provided by the Servicer within 15 calendar days after receipt of such notice, the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

Section 3.04. Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for the Subject Receivables the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). If the result for more than one Subject Receivable is determinable by performing a Test once for such group of Subject Receivables, the Asset Representations Reviewer will use such determination for all such Subject Receivables.

(b) Review Period. The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within 90 calendar days after the Review Commencement Date; provided that if Additional Review Materials are provided to the Asset Representations Reviewer under Section 3.03(b), the permissible period for completion of the Asset Representations Review will be extended for an additional 30 calendar days after the Review Commencement Date (as such period may be extended, the “Asset Representations Review Period”).

(c) Completion of Asset Representations Review for Certain Subject Receivables. Following the delivery of the list of the Accounts related to the Subject Receivables and before the delivery of the Review Report by the Asset Representations

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Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the related Obligor or purchased by the Servicer, the RPA Seller or the Transferor according to the applicable Related Document. On receipt of notice, the Asset Representations Review of such Subject Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for such Subject Receivables and the related reason.

(d) Previously Performed Test. If any Test was performed in a prior Asset Representations Review, the Asset Representations Reviewer will not perform such Test again in connection with any additional Asset Representations Review, if and to the extent the initial review is sufficient for the purpose of determining compliance with the Test in the subsequent Asset Representations Review, but will include the determination of such previous Test in the Review Report for the current Asset Representations Review, provided that the Asset Representations Reviewer may, at any time, conduct Tests relating to Subject Receivables for any time period not covered in previous Tests.

(e) Termination of Asset Representations Review. If an Asset Representations Review is in process and all Outstanding Notes of the Issuer will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than 10 calendar days before such Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.05. Review Reports.

(a) Review Report. In the event that the Asset Representations Reviewer determines there is no Test Fail for any of the Tests in connection with an Asset Representations Review, within ten (10) Business Days after the end of the Asset Representations Review Period, the Asset Representations Reviewer will deliver to the Indenture Trustee, the RPA Seller, the Servicer and the Transferor a Review Report indicating, with respect to each Subject Receivable, the findings of each Test.

(b) Draft Review Report. In the event the Asset Representations Reviewer determines there is a Test Fail for any Test in connection with an Asset Representations Review, the Asset Representations Reviewer will, within ten (10) Business Days after the completion of the Asset Representations Review, deliver to Transferor and Servicer a preliminary report (a “Draft Review Report”) with respect to such Test, and the Servicer may provide Additional Review Materials and/or provide clarification regarding the previously provided Review Materials, within fifteen (15) Business Days of receiving the Draft Review Report in order to resolve any Asset Representations Review. The Asset Representations Reviewer will deliver a final Review Report to Indenture Trustee, the RPA Seller, the Servicer and the Transferor within 10 Business Days of receipt of such Additional Review Materials and/or clarification from the Servicer.

(c) Review Report Contents. The Review Report will contain a summary of the Asset Representations Review results, which may (in whole or in part) be included in

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the Form 10-D report with respect to the Issuer for the Monthly Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII. Upon the reasonable request of the Transferor or Servicer, the Asset Representations Reviewer will provide additional detail on the Review results.

Section 3.06. Review Representatives; Cooperation.

(a) Servicer, RPA Seller and Transferor Representatives. Each of the Servicer, the RPA Seller and the Transferor agrees to designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the RPA Seller, the Transferor and the Indenture Trustee during the performance of an Asset Representations Review.

(c) RPA Seller and Transferor Cooperation. Each of the RPA Seller and the Transferor shall (i) cooperate with the Asset Representations Reviewer in completing procedures for an Asset Representations Review and (ii) provide the Asset Representations Reviewer with reasonable access to its offices and information databases upon written request from the Asset Representations Reviewer.

(d) Questions About Asset Representations Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee, the RPA Seller, the Transferor or the Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of the Issuer or (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Transferor or Servicer.

Section 3.07. Dispute Resolution. The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer, the RPA Seller, the Transferor, the Indenture Trustee or the Servicer in any dispute resolution proceeding, but the Asset Representations Reviewer shall not be required to participate in the dispute resolution proceeding. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.

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Section 3.08. Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture Supplements, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Receivables provided by the Servicer;

(iii) to obtain or confirm the validity of the Review Materials, and shall have no liability for any errors in the Review Materials, and may rely on the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Related Documents or otherwise to enforce any remedies against any person for breaches of representations or warranties about the Subject Receivables;

(vi) to provide or obtain a legal opinion or to make a legal determination or conclusion with respect to any Test relating to a Subject Receivable; or

(vii) to determine the reason for the delinquency of any Subject Receivable, the creditworthiness of any Obligor, the overall quality of any Subject Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Subject Receivable.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will not be obligated to perform additional procedures on any Subject Receivable or to provide any information other than a Review Report indicated for each Subject Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Receivable was a Test Complete and the related reason. Any amendments to the procedures set forth on Schedule A will be implemented as set forth in Section 7.01.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.01. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a corporation in good standing under the laws of

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the State of Maryland. The Asset Representations Reviewer is qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. There are no proceedings or investigations pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.01.

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(f) Consents. All material authorizations, consents, orders, approvals or other actions of any governmental authority required to be obtained or effected by the Asset Representations Reviewer in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been duly obtained or effected and are in full force and effect.

(g) Safeguards. The Asset Representations Reviewer has, and will continue to have, adequate administrative, technical and physical safeguards designed to: (i) ensure the security and confidentiality of all Confidential Information, (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and (iii) protect against any unauthorized acquisition of, access to or use of Confidential Information.

(h) Intellectual Property. The Asset Representations Reviewer owns or has the right to use all software, designs, utilities, tools, models, systems and other methodologies and know-how that the Asset Representations Reviewer may use in performing its obligations under this Agreement and such usage shall not infringe upon the rights of any third party or misappropriate the property of any third party or violate any applicable laws.

Section 4.02. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer, the Transferor, the RPA Seller, the Servicer and the Indenture Trustee promptly upon becoming aware that it no longer meets the eligibility requirements in Section 5.01.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials.

(i) Except as otherwise provided in the clause (ii) of this subsection 4.01(c), the Asset Representations Reviewer will maintain copies of any Review Materials and other related documents received from the Servicer until the termination of this Agreement. Upon termination of this Agreement, the Asset Representations Reviewer shall return any Review Materials and related documents to the RPA Seller at its expense.

(ii) If a Review has ever taken place during the term of this Agreement, the Asset Representations Reviewer will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of five (5) years after the termination of this Agreement. Upon termination of such five-year period, the Asset Representations Reviewer shall (at

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the RPA Seller’s option) either (A) promptly return to the RPA Seller all such information in its possession and at its expense or (B) destroy or erase permanently all such information and confirm in writing to the RPA Seller that it has done so.

(d) Review Procedures Audit. The Asset Representations Reviewer will maintain an audit trail for the Review Materials received, the Review Procedures performed and any determinations made in connection with a Review for a period of five (5) years after the Review.

(e) Work Product. The RPA Seller will receive title to all Work Product free and clear of all mortgages, liens, pledges, custodianships, security interest or other encumbrances, restrictions, claims or charges of any kind, except to the extent it constitutes ARR Property. The Asset Representations Reviewer hereby grant the RPA Seller a royalty-free, paid-up, non-exclusive, worldwide, irrevocable, perpetual license to use and reproduce the ARR Property in connection with the RPA Seller’s use of the Work Product.

(f) Information To Be Provided.

(i) The Asset Representations Reviewer shall (A) within 30 calendar days after the end of each calendar quarter, provide to the Transferor such information regarding the Asset Representations Reviewer for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and (B) upon five Business Days’ prior request from the Transferor, enter into an Indemnification Agreement in substantially the form of Exhibit A hereto. As promptly as practicable following notice to or discovery by the Asset Representations Reviewer of any material changes to the most recently provided information for purposes of compliance with Items 1117, 1109(b) or 1119 of Regulation AB, the Asset Representations Reviewer shall provide to the Transferor, in writing, notice of such material changes. Such information shall include:

(A) the Asset Representations Reviewer’s name and form of organization;

(B) a description of the extent to which the Asset Representations Reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities involving credit card receivables;

(C) a description of any affiliation between the Asset Representations Reviewer and any of the following parties to a securitization transaction, as such parties are identified by name to the Asset Representations Reviewer by the Transferor no later than the end of the relevant calendar quarter;

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(1) the sponsor;

(2) any depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider;

(9) any underwriter;

(10) any person hired by the First National Bank of Omaha or an underwriter to perform due diligence on the Receivables; and

(11) any other material transaction party.

(ii) In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of the Transferor, the Asset Representations Reviewer shall be deemed to represent and warrant, as of the date that is fifteen (15) calendar days prior to the Issuer’s filing date of each calendar year for the Report on Form 10-K with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and as of the related Payment Date for each Report on Form 10-D with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Item 1117, that such information is materially correct and does not have any material omissions, unless the Asset Representations Reviewer has provided an update to such information.

(g) Control Requirements. Reserved.

(h) Opinion of Counsel. On the date hereof and promptly five Business Days’ prior written notice in connection with an issuance of Notes registered on Form SF-3, the Asset Representations Reviewer shall provide an Opinion of Counsel, addressed to the Servicer, the Indenture Trustee, the Owner Trustee, the Issuer, each Rating Agency and the representative or representatives of the underwriters of the Notes to the effect that:

(i) the Asset Representations Reviewer is validly existing and in good standing as a corporation under the laws of the State of Maryland and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under this Agreement;

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(ii) the execution, delivery and performance by the Asset Representations Reviewer of this Agreement and the consummation by the Asset Representations Reviewer of the services contemplated hereby have been duly authorized by all necessary corporate action;

(iii) this Agreement has been duly and validly executed and delivered by the Asset Representations Reviewer;

(iv) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the bylaws of the Asset Representations Reviewer, (B) to the best of such counsel’s knowledge after due inquiry and investigation, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which the Asset Representations Reviewer is a party or by which the Asset Representations Reviewer is bound or (C) to the best of such counsel’s knowledge after due inquiry and investigation, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over the Asset Representations Reviewer;

(v) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not result in a violation of any applicable statute, rule or regulation to which the Asset Representations Reviewer is subject that would have a material adverse effect on (A) the ability of the Asset Representations Reviewer to perform its obligations under this Agreement or (B) the business, operations, assets, liabilities or financial condition of the Asset Representations Reviewer and its subsidiaries as a whole; and

(vi) to the best of counsel’s knowledge after due inquiry and investigation, the Asset Representations Reviewer is not a party to any pending action or proceeding before any court, governmental agency or arbitrator which (A) purports to affect the legality, validity, binding effect or enforceability of this Agreement, or (B) could have a material adverse effect on (1) the ability of the Asset Representations Reviewer to perform its obligations under the Agreement or (2) the business, operations, assets, liabilities or financial condition of the Asset Representations Reviewer and its subsidiaries as a whole.

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Section 4.03. Fees and Expenses.

(a) Annual Fee. The Servicer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee in the amount set forth in a fee letter, dated as of the date hereof, among the Servicer, the Issuer and the Asset Representations Reviewer (the “Fee Letter”). The annual fee will be paid as agreed in this Section 4.03(a) by the Servicer until this Agreement is terminated.

(b) Review Fee. Following the completion of an Asset Representations Review and the delivery to the Indenture Trustee, the RPA Seller, the Servicer and the Transferor of the Review Report, or the termination of an Asset Representations Review according to Section 3.04(e), and the delivery to the Servicer, of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee for each Asset Representations Review as set forth in the Fee Letter (the “Review Fee”). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review to the extent provided under Section 3.04(d), or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review in accordance with Section 3.04(e). The Servicer will pay the Review Fee to the Asset Representations Reviewer in accordance with the terms of the detailed invoice from the Asset Representations Reviewer. If an Asset Representations Review is terminated according to Section 3.04(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five Business Days before the final Payment Date in order to be reimbursed no later than the final Payment Date.

(c) Reimbursement of Expenses. The Servicer will reimburse the Asset Representations Reviewer for its reasonable expenses incurred in connection with the Asset Representations Review, including the reasonable fees of legal counsel, upon receipt of a detailed invoice, with supporting receipts or other documentation and all expenses invoiced at cost, without markup.

Section 4.04. Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable to the extent finally determined by a court of competent jurisdiction to have resulted from its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement. In no event shall either the Asset Representations Reviewer or the Servicer be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind, even if the Asset Representations Reviewer or Servicer, as the case may be, has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.05. Indemnification.

(a) Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Transferor, the RPA

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Seller, the Servicer, the Owner Trustee and the Indenture Trustee and any of its respective subsidiaries and affiliates, directors, officers, principals, shareholders, independent contractors, employees and agents (each, an “Issuer Indemnified Person”) for all costs, expenses (including reasonable attorneys’ fees and expenses and costs of investigation), losses, damages and liabilities resulting from (i) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants and other obligations in this Agreement (the “Issuer Losses”), except to the extent that any such Issuer Losses are determined by a final nonappealable order of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Issuer Indemnified Person or persons in respect of whom such liability is asserted.

(b) Indemnification by Servicer. The Servicer will indemnify the Asset Representations Reviewer and its subsidiaries and affiliates, officers, directors, principals, shareholders, independent contractors, employees and agents (each, an “ARR Indemnified Person”) for all costs, expenses (including reasonable attorneys’ fees and expenses and costs of investigation), losses, damages and liabilities resulting from the performance of its obligations under this Agreement (the “ARR Losses”), except to the extent that any such ARR Losses are determined by a final nonappealable order of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the ARR Indemnified Person or persons in respect of whom such liability is asserted or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement.

(c) Proceedings. Promptly on receipt by an Issuer Indemnified Person or an ARR Indemnified Person (each, an “Indemnified Party”) of notice of a proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.05(a) or Section 4.05(b), notify the Servicer or the Asset Representations Reviewer, as applicable (each, an Indemnifying Party”) of the proceeding. The Indemnifying Party may participate in and assume the defense and settlement of a Proceeding at its expense. If the Indemnifying Party notifies the Indemnified Party of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, and so long as the Indemnifying Party assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Party, the Indemnifying Party will not be liable for legal expenses of counsel to the Indemnified Party unless there is a conflict between the interests of the Indemnifying Party and an Indemnified Party. If there is a conflict, the Indemnifying Party will pay for the reasonable fees and expenses of separate counsel to the Indemnified Party. No settlement of a Proceeding may be made without the approval of the Indemnifying Party and the Indemnified Party, which approval will not be unreasonably withheld.

(d) Survival of Obligations. Each of the Servicer’s and the Asset Representations Reviewer’s obligations under this Section 4.05 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

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(e) Repayment. If the Indemnifying Party makes any payment under this Section 4.05 and the Indemnified Party later collects any of the amounts for which the payments were made to it from others, the Indemnified Party will promptly repay the amounts to the Indemnifying Party.

Section 4.06. Inspections of Asset Representations Reviewer.

(a) The Asset Representations Reviewer agrees that, from and after the completion of the first Asset Representations Review, if any,, upon reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the RPA Seller, the Servicer, the Transferor or the Indenture Trustee, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to the performance of the Asset Representations Reviewer’s obligations under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the RPA Seller’s, the Servicer’s, the Transferor’s or the Indenture Trustee’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, RPA Seller, the Servicer and the Transferor will, and will cause its authorized representatives to hold in confidence the information except if disclosure may be required by law or if the Issuer, the RPA Seller, the Servicer or Transferor reasonably determines that it is required by law to make the disclosure under this Agreement or the other Related Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials at all times during the term of this Agreement; provided, that if a Review has taken place during the term of the Agreement, such retention shall be for a period of five (5) years after termination of this Agreement.

(b) The Asset Representations Reviewer further agrees that, in connection with the execution of this Agreement, and from time to time thereafter, but in any event no more frequently than annually, it will make appropriate personnel available to authorized representatives of the Issuer, the RPA Seller, the Servicer, the Transferor or the Indenture Trustee, to discuss the Asset Representations Reviewer’s practices, procedures and systems for protection of confidential information, including the Confidential Information, and its practices, procedures and systems for the protection and destruction of any Issuer PII actually known to be received by the Asset Representations Reviewer, as required by Section 4.09(e).

Section 4.07. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement, which may be withheld in such party’s sole discretion. Any such delegation or subcontracting to which the parties to this Agreement have consented shall not relieve the Asset Representations Reviewer of its liability and responsibility with respect to such obligations and shall not constitute a resignation within the meaning of Section 5.02.

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Section 4.08. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement, as well as any initial materials previously provided, in confidence and under the terms and conditions of this Section 4.08, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Servicer and the Transferor, be disclosed or used by the Asset Representations Reviewer, any of its Affiliates or its Affiliates’ or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not, (i) purchase or sell securities issued by the RPA Seller or the Issuer or their Affiliates or special-purpose entities on the basis of Confidential Information, (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications or (iii) rent, sell, lease, transfer, provide or otherwise disclose Confidential Information to a third party, except as provided in subsection (d) of this Section 4.08.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including, but not limited to:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a nonconfidential basis from a Person or entity other than the Issuer, the RPA Seller, the Transferor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient after due inquiry, is not bound by a confidentiality agreement with the Issuer, the Transferor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients or on their behalf without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the RPA Seller, the Transferor or the Servicer provides permission to the applicable Information Recipients to release.

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(c) Protection. The Asset Representations Reviewer will protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information using commercially reasonable methods, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.09.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation (including, without limitation, any rule, regulation or policy statement of any organized securities exchange, market or automated quotation system on which any securities of the RPA Seller or the Issuer or their Affiliates or special-purpose entities are listed or quoted, or of any self-regulatory organization) rule, order, request or direction issued by an administrative, governmental, regulatory or judicial authority or an examiner to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule, order, request or direction, will use its commercially reasonable efforts to provide the Issuer, the RPA Seller, the Transferor and the Servicer with prompt notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s, the RPA Seller’s, the Transferor’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer, the RPA Seller, the Transferor or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.08 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the RPA Seller, the Servicer or the Transferor and each of the Issuer, the RPA Seller, the Servicer or Transferor may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer, the RPA Seller, the Servicer or the Transferor to enforce this Section 4.08, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorneys’ fees, incurred by it for the enforcement. The provisions of this Section 4.08 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.09. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), personal identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could

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identify an individual; provided, however, that Personally Identifiable Information or PII shall not mean or be deemed to include any identification number that is assigned for recordkeeping purposes by the Servicer or an affiliate thereof to an individual or an account and that is not a cardholder account number. “Issuer PII” means PII furnished by the Issuer, the RPA Seller, the Transferor, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. None of the Issuer, the RPA Seller, the Transferor or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer. However, if the Asset Representations Reviewer receives any Issuer PII, the Asset Representations Reviewer will immediately (i) notify the Servicer and (ii) indefeasibly delete and destroy such Issuer PII. Notwithstanding the foregoing, the Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (A) protect the security, confidentiality and integrity of Issuer PII, (B) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (C) protect against unauthorized access to or use of Issuer PII and (D) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.09(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Representations Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel who may access Issuer PII on the proper use of and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

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(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer, the RPA Seller, the Transferor and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII, if any, and, where applicable, immediately take action to prevent any further breach.

(e) Destruction of Issuer PII. Except where destruction is prohibited by applicable law, promptly on actual knowledge that it has received any Issuer PII in any medium, the Asset Representations Reviewer will destroy such Issuer PII in a manner that prevents its recovery or restoration without charge to the Issuer. If destruction of any Issuer PII is prohibited by applicable law, the Asset Representations Reviewer will return such Issuer PII to the Servicer promptly upon actual knowledge that it is in receipt of Issuer PII. The Asset Representations Reviewer’s obligations under this Section 4.09(e) will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.09. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.09 as necessary from time to time for either party to comply with applicable law.

(g) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.09, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII-related terms of this Section 4.09 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.01. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not an Affiliate of the Sponsor, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not an Affiliate of a Person that was, engaged by the Sponsor or any underwriter to perform any due diligence on the Receivables.

Section 5.02. Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer prior to the second anniversary of the date hereof unless a Resignation Condition has occurred. In

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addition, unless the Resignation Condition specified in clause (i) or clause (ii) of the definition thereof has occurred, the Asset Representations Reviewer will not resign (v) if an Asset Representations Review is ongoing, (w) on any date that is not more than 90 calendar days after the filing of a Form 10-D report on behalf of the Issuer to the effect a Delinquency Trigger has occurred, (x) if the Indenture Trustee is conducting a vote of the Noteholders pursuant to Section 4.19(d) of the applicable Indenture Supplements as to whether an Asset Representations Review should be initiated, (y) if a Review Notice has been received by the Asset Representations Reviewer or (z) if the result of the Delinquency Trigger Rate over the Three-Month Average 60-Day Delinquency Rate for the immediately preceding Monthly Period is 2.00% or less. The Asset Representations Reviewer will deliver sixty (60) calendar days’ prior written notice of its resignation to the RPA Seller, the Servicer, the Issuer, the Transferor and the Indenture Trustee.

(b) Removal of Asset Representations Reviewer for Cause. Subject to Section 5.02(e), the Issuer, by thirty (30) calendar days’ notice to the Asset Representations Reviewer, may immediately remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement if any of the following events shall occur:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Voluntary Removal of Asset Representations Reviewer. Subject to Section 5.02(e), the Issuer, in its sole discretion, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement by providing the Asset Representations Reviewer with at least sixty (60) calendar days’ prior written notice; provided, however, that the Issuer may not terminate the Asset Representations Reviewer under this Section 5.02(c)(i) if an Asset Representations Review is ongoing, (ii) on any date that is not more than 90 calendar days after the filing of a Form 10-D report on behalf of the Issuer to the effect a Delinquency Trigger has occurred, (iii) if the Indenture Trustee is conducting a vote of the Noteholders pursuant to Section 4.19(d) of the applicable Indenture Supplements as to whether an Asset Representations Review should be initiated, (iv) if a Review Notice has been received by the Asset Representations Reviewer or (v) if the result of the Delinquency Trigger Rate over the Three-Month Average 60-Day Delinquency Rate for the immediately preceding Monthly Period is 2.00% or less.

(d) Notice of Resignation or Removal. The Issuer will notify the Transferor, the RPA Seller, the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

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(e) Continue To Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Servicer, on behalf of Issuer, will use commercially reasonable efforts to engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01 within 90 calendar days of such resignation or removal. If no successor asset representations reviewer has been appointed by the ninetieth day after notice of resignation or removal of the Asset Representations Reviewer, the Asset Representations Reviewer shall be entitled to petition a court of competent jurisdiction for the appointment of a successor asset representations reviewer that meets the eligibility requirements of Section 5.01.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the earlier of (i) the date of the successor Asset Representations Reviewer has executed and delivered to the Issuer, the RPA Seller, the Servicer and the Transferor an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer, the Servicer, the RPA Seller and the Transferor on substantially the same terms as this Agreement or (ii) the date on which no Notes are outstanding.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will use commercially reasonable efforts to cooperate with the RPA Seller, the Servicer, the Transferor and the Indenture Trustee and take all actions reasonably requested to assist the RPA Seller, the Servicer, the Transferor and the Indenture Trustee in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer, including, but not limited to, (i) transferring all Review Materials to the successor asset representations reviewer, (ii) returning or destroying all Confidential Information in its possession and (iii) making appropriate personnel available to respond to questions or requests from the Transferor or the Servicer, for a period of one year after the effective date of its resignation or removal. The Asset Representations Reviewer will bear its own costs and expenses in (x) ceasing to the Asset Representations Reviewer hereunder and (y) transitioning the Asset Representations Reviewer’s obligations under this Agreement. For the avoidance of doubt, the Asset Representations Reviewer will bear the costs and expenses relating to the procedures described in clauses (i), (ii) and (iii) of this subsection 5.03(c). In no event shall the Asset Representations Reviewer be responsible for the costs or expenses of any third party in connection with the transition to a successor asset representations reviewer, including the successor asset representations reviewer, the RPA Seller, the Transferor, the Servicer, the Issuer or the Indenture Trustee.

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Section 5.04. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.01. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the RPA Seller, the Servicer, the Transferor or the Indenture Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer, the RPA Seller, the Transferor, the Servicer or the Indenture Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Servicer, the Transferor, the RPA Seller or the Indenture Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.02. No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Transferor or by a trust for which the Transferor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Transferor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.02 will survive the termination of this Agreement.

Section 6.03. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

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Section 6.04. Termination of Agreement. This Agreement will terminate, except for the provisions of Sections 4.04, 4.05, 4.08, 4.09(e) and 6.02 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture or (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendments.

(a) This Agreement, including Schedule A hereto, can be modified only in a written document executed by the parties hereto without the consent of the Noteholders or any other Person, provided, that, so long as any Note is outstanding except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement, (ii) to provide for, or facilitate the acceptance of this Agreement by, a successor asset representations reviewer or (iii) to convert or supplement any provision in a manner consistent with the intent of this Agreement, either (A) such amendment shall not, as evidenced by an officer’s certificate of the Transferor, materially and adversely affect the interests of the holders of any outstanding Note or (B) the Rating Agency Condition shall be satisfied with respect to such amendment. With respect to any amendment for which clause (A) or (b) of the immediately preceding sentence cannot be satisfied, this Agreement can only be amended with the consent of the Noteholders constituting a majority of the Outstanding Amount of the Notes of each adversely affected Series.

(b) Notice of Amendments. The Transferor will notify the Rating Agencies in advance of any amendment to this Agreement. Promptly after the execution of an amendment, the Transferor will deliver a copy of the amendment to the Rating Agencies.

Section 7.02. Assignment; Benefit of Agreement; Third-Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the RPA Seller, the Servicer and the Transferor.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee will be a third-party beneficiary of this Agreement and entitled to enforce this Agreement against the Asset Representations Reviewer. No other Person will have any right or obligation under this Agreement.

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Section 7.03. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) for overnight mail, on delivery or, for a letter mailed by registered first-class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply e-mail or reply fax from the recipient;

(iii) for an e-mail, when receipt is confirmed by telephone or reply e-mail from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an e-mail to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to:

In the case of RPA Seller:	First National Bank of Omaha
1620 Dodge Street
Stop Code 3395
Omaha, Nebraska 68197-3395
Attention: Treasurer
Facsimile: (402) 602-3199
E-mail: thart@fnni.com

In the case of Transferor:	First National Funding LLC
1620 Dodge Street
Stop Code 3395
Omaha, Nebraska 68197-3395
Attention: President
Facsimile: (402) 602-3199
E-mail: thart@fnni.com

In the case of the
Indenture Trustee:	U.S. Bank National Association
60 Livingston Avenue
Mail Code: EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: U.S. Bank Structured Finance/FNBO
Facsimile: (651)-466-7363
E-mail: tamara.schultz-fugh@usbank.com

26

In the case of the Servicer:	First National Bank of Omaha
1620 Dodge Street
Stop Code 3395
Omaha, Nebraska 68197-3395
Attention: Treasurer
Facsimile: (402) 602-3199
E-mail: thart@fnni.com

and

In the case of the Asset
Representations Reviewer:	FTI Consulting, Inc.
3 Times Square
10th Floor
New York, New York 10036
Attention: Hansol Kim
Facsimile: (212) 841-9350
E-mail: Hansol.Kim@fticonsulting.com

as to each party, at such other address or e-mail as shall be designated by such party in a written notice to each other party.

Section 7.04. Governing Law: Jurisdiction.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT-OF-LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON

27

CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.03 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.06. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.07. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.08. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of page left blank]

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EXECUTED BY:

FIRST NATIONAL BANK OF OMAHA, as RPA Seller

By	/s/ Timothy D. Hart
Name	Timothy D. Hart
Title	Senior Vice President and Treasurer

FIRST NATIONAL FUNDING LLC, as Transferor

By:	First National Funding Corporation, its Managing Member

By	/s/ Karlyn M. Knieriem
Name	Karlyn M. Knieriem
Title	Senior Vice President

FIRST NATIONAL BANK OF OMAHA, as Servicer

By	/s/ Timothy D. Hart
Name	Timothy D. Hart
Title	Senior Vice President and Treasurer

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By	/s/ Dorri Costello
Name	Dorri Costello
Title	Vice President

FTI CONSULTING, INC., as Asset Representations Reviewer

By	/s/ Hansol Kim
Name	Hansol Kim
Title	Managing Director

[Signature page to Asset Representations Review Agreement]

SCHEDULE A

ASSET REPRESENTATIONS REVIEW AGREEMENT

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS

AND TESTS

#	Representations and Warranties	Review Materials	Tests
1.

Section 2.04(a)(viii) of TSA

Section 4.02(a)(vii) of RPA

Sections 2.04(b)(i) and 2.06(c)(iii)(B) of PSA

With respect to Additional Accounts, each Account is classified as an Eligible Account as of its relevant Addition Date and no selection procedures adverse to the Noteholders have been employed in selecting the Accounts from among the Eligible Accounts.[1]

(A) Information from the FNBO data warehouse in summary form prepared by FNBO from the Start Date[2] through the Review Notice Date (the “FNBO Summary”), which includes the Addition Dates for Subject Accounts with Addition Dates on and after September 29, 2006.

(B) Confirmation each Subject Account is an Eligible Account based on the results of the tests performed under Representations 3-12 below.

(C) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to the Subject Accounts from the Start Date through the Review Notice Date.

(1) With respect to each Subject Account with an Addition Date on and after the Start Date and using the FNBO Summary, verify that each Subject Account has an Addition Date under the field “Added.”

(2) With respect to each Subject Account confirm the Subject Account is an Additional Account based on the fact it has an Addition Date.

(3) Confirm each Subject Account is an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –12 below.

(4) With respect to each Subject Account and using the applicable Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm there is no adverse criteria in the account selection criteria in the applicable Project Report or Project Requirements, as the case may be. For this purpose, the exclusion of business and commercial accounts shall not be deemed to be adverse selection criteria.

If (2), (3) and (4) are so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

[1]	Due to amendments of the transaction documents, Attachment 1 applies to Subject Accounts with Addition Dates on and after September 29, 2006 and through and including December 17, 2008 and contains Representations 1, 12, 12A, 15 and 25, the Review Materials and Tests for those Subject Accounts. Attachment 2 applies to Subject Accounts with Addition Dates on and after December 18, 2008 through and including December 19, 2012 and contains Representations 1, 12, 12A, 15 and 25, the Review Materials and Tests for those Subject Accounts. Schedule A applies to all Subject Accounts, including those Subject Accounts with Addition Dates on and after December 20, 2012 and except as otherwise indicated in the first two sentences of this footnote 1, no additional procedures apply.
[2]	“Start Date” means the later of (i) September 29, 2006 and (ii) the earliest Addition Date of a Subject Account.

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2.	Annex A to Master Indenture Section 1.01 of PSA “Eligible Account” means an Account that:

3.	(a) was in existence, maintained or initially opened at least six months prior to its selection for inclusion in the Trust;	(A) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to the Subject Accounts from the Start Date through the Review Notice Date.

(1) With respect to each Subject Account and the Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm (a) the selection criteria used to identify Accounts on the FNBO database eligible for selection as Additional Accounts contains the codes: BCM-MEMBER-SINCE > 195000 AND BCM-MEMBER-SINCE < [Year][Month] and (b) the Year and Month inserted in BCM-MEMBER SINCE < code is at least six months prior to the Addition Date.

If (1)(a) and (b) are so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

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4.	(b) is payable in Dollars[3];	(A) Copies of the forms of Credit Card Agreements in effect from the Start Date through the Review Notice Date.

(1) Review the forms of the Credit Card Agreements and confirm the existence of any of the language, as follows:

•       You agree to follow the requirements for payments that we set forth in your billing statement from time to time, including requirements that payments be made in United States Dollars and that checks be drawn on a United States bank;

•       We may reject payments that are not in United States Dollars or not drawn on a United States bank;

•       We may reject payments that are not in United States Dollars drawn on a United States bank;

•       We may reject payments that are not in U.S. Dollars drawn on a U.S. bank;

•       You must follow the payment instructions on your billing statement. You can pay us by: check, money order or electronic payment drawn on a U.S. bank or a foreign bank branch in the U.S. All payments must be in U.S. Dollars; or

•       Any similar language that either requires payments to be made in U.S. Dollars or permits FNBO to reject payments that are not made in U.S. Dollars.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

[3]	“Dollars” means United States dollars.

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5.	(c) the Obligor of which is not the U.S. government or any state or local governmental entity and has provided, as its most recent billing address, an address located in the United States or its territories or possessions, except that up to 1% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the Aggregate Principal Receivables as of the most recently ended Monthly Period may have obligors who have provided billing addresses outside of those jurisdictions;	(A) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to the Subject Accounts from the Start Date through the Review Notice Date.

(1) With respect to each Subject Account and using the applicable Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm that the selection criteria used to identify Accounts on the FNBO database eligible for selection as Additional Accounts contain the following codes:

(a) With respect to Obligor not the U.S. Government or any state or local government entity: any of the following:

(i) NOT BCM-FBCC-CARD TYPE-BUSINESS and (NOT A BUSINESS ACCOUNT); or

(ii) (NOT A BUSINESS ACCOUNT); or

(iii) NOT BCM-FBCC-CARD TYPE-BUSINESS and BCM-CORPORATE RETAIL-IND NOT =C; and

(b) with respect to the billing address of Obligor, STATE OK

If (1) (a) and (b) are so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

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6.	(d) which FNBO has not classified on its electronic records as counterfeit, cancelled, fraudulent, stolen or lost;	(A) Information from the FNBO Summary relating to the BLOCK/RECLASS codes for the Subject Accounts with Addition Dates on and after the Start Date.

(1) With respect to each Subject Account with an Addition Date on and after the Start Date and using information from the FNBO Summary, confirm that each Subject Account, as of its Addition Date, has no code entered under BLOCK/RECLASS:                     , with the lack of a code signifying FNBO has not classified the Subject Account on its electronic records as counterfeit, cancelled, fraudulent, stolen or lost.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

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7.	(e) which has either been originated by FNBO or is a Financial Institutions Account[4];	(A) Information from the FNBO Summary with respect to the Subject Accounts with an Addition Date on and after the Start Date and coding under the field entitled “agent_bank_sub.”

(1) Using the information from the FNBO Summary and with respect to each Subject Account with an Addition Date on and after the Start Date, confirm that the coding under the field entitled “agent_bank_sub” is either (a) “999,” which means the Subject Account is a Financial Institutions Account or (b) any code other than “999,” which means the Subject Account was originated by FNBO.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

[4]	“Financial Institutions Account” means a revolving credit card account acquired by FNBO from a third party financial institution.

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8.	(f) the Receivables of which FNBO has not charged off in its customary and usual manner for charging off such Receivables as of the relevant Addition Date;	(A) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to the Subject Accounts from the Start Date through the Review Notice Date.

(1) With respect to each Subject Account and using the applicable Project Report or the Project Requirements, as the case may be, relating to its Addition Date, confirm that the account selection criteria used to identify Accounts on the FNBO database eligible for selection as Additional Accounts contains the code: BCL-BLK-CODE NOT =B.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

#	Representations and Warranties	Review Materials	Tests
9.	(g) which was originated in the ordinary course of business;

(A) Information from the FNBO Summary with respect to the Subject Accounts and coding under the field entitled “agent_bank_sub.”

(1) With respect to Subject Accounts originated by FNBO:

(a) Confirmation of a “Test Pass” under Representation 3(a)(1) above.

(b) Confirmation of a “Test Pass” under Representation 7(e)(1) above.

(c) Confirmation of a “Test Pass” under Representation 20(f)(2)(a) and (b) below.

(2) With respect to Subject Accounts which are Financial Institutions Accounts: any or all of the following:

(a) To the extent available, copies of the applicable purchase agreements.

(b) To the extent available, Due Diligence Questionnaires of the sellers (or similar items provided by FNBO affiliates to sellers of credit card account portfolios), as evidence the related seller is engaged in the business of originating credit cards.

(c) Executed copies of (i) the Assignments of Receivables in Additional Accounts relating to the Subject Accounts and the Officer Certificates of First National Funding LLC, certifying to the effect each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable, each dated as of the Addition Date of the related Subject Account.

(1) Using the information from the FNBO Summary and with respect to each Subject Account with an Addition Date after the Start Date, (a) identify the Subject Accounts that are Financial Institutions Accounts by examining the coding under the field entitled “agent_bank_sub” and if the code is “999,” then the Subject Account is a Financial Institutions Account and (b ) identify the Subject Accounts that were originated by FNBO by examining the coding under the field entitled “agent_bank_sub” and if the code is anything other than “999,” the Subject Account was originated by FNBO.

(2) With respect to each Subject Account originated by FNBO, confirm there is a “Test Pass” under Representation 3(a)(1) above.

(3) With respect to each Subject Account originated by FNBO, confirm there is a “Test Pass” under Representation 7(e)(1) above.

(4) With respect to each Subject Account originated by FNBO, confirm there is a “Test Pass” under Representation 20(f)(2)(a) and (b) below.

(5) With respect to each Subject Account which is a Financial Institutions Account and to the extent available, review the applicable purchase agreement and confirm there is a covenant, representation or warranty of the seller to the effect

-the Accounts which have been originated by the seller, and to the knowledge of the seller all other accounts, have been originated in material compliance with the seller’s underwriting, creditworthiness and other similar practices and/or in a manner consistent with the Joint Marketing Agreement , as applicable, consistent in all material respects with the seller’s Origination Policies and Procedures; or

-the Accounts that have been originated by seller have been originated in all material respects with seller’s Policies and Procedures in effect as of the time of origination of the applicable account, and in material compliance with all Requirements of Law in effect at the time of origination; or

-the credit card accounts were originated in accordance with the seller’s policies and procedures; or

#	Representations and Warranties	Review Materials	Tests
(d) To the extent the items described in (2)(c) are provided, information from the FNBO Summary, which includes the Addition Dates for Subject Accounts with Addition Dates on and after September 29, 2006.

-seller has made full disclosure to FNBO of all material facts relating to seller’s (and its predecessors in interest) origination, servicing and other activities in respect to the Accounts and no information contained in the Agreement or otherwise furnishing in writing by or on behalf of seller in connection with this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading; or

-all Eligible Accounts originated by the seller have been originated in material compliance with all requirements of Law; or

-all federal and state laws and regulations, including, but not limited to, laws and regulations pertaining to usury and consumer credit and all Network rules and seller’s policies and procedures applicable to the Assets and the seller’s origination, servicing, collection and other activities in connection therewith have been complied with; or

-any other similar language addressing the substance of this Representation 9(g).

(6) With respect to each Subject Account for which a Due Diligence Questionnaire (or other similar item) has been provided, receipt of which will evidence the Due Diligence Questionnaire (or other similar item) has been filled out to the satisfaction of FNBO or the FNBO affiliate, as applicable, and confirms, to the satisfaction of FNBO or the FNBO affiliate, as applicable, and based on the information provided from the seller, the seller is engaged in the business of credit card origination.

(7) With respect to each Subject Account for which an executed Assignment and Officer’s Certificate has been provided, (a) using the FNBO Summary, confirm the Addition Date in the Assignment matches the Addition Date for the Subject Account under the field “Added”, and (b) confirm that the Transferor certified, as of the Addition Date for the Subject Account, that “each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.”

#	Representations and Warranties	Review Materials	Tests

With respect to each Subject Account originated by FNBO, if (2), (3) and (4) are so confirmed, then each Subject Account originated by FNBO shall receive a “Test Pass” for this Test.

With respect to each Subject Account which is a Financial Institutions Account., if any of (5), (6 or (7) is confirmed, then each Subject Account that is a Financial Institutions Account shall receive a “Test Pass” for this Test.

#	Representations and Warranties	Review Materials	Tests
10.	(h) which is not more than 30 days Delinquent;	(A) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to the Subject Accounts from the Start Date through the Review Notice Date

(1) With respect to each Subject Account and using the applicable Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm that the account selection criteria used to identify Accounts on the FNBO database eligible for selection as Additional Accounts contains the following codes:

BCM-30DAYS-DELQ = 0 BCM-60DAYS-DELQ = 0

BCM-90DAYS-DELQ = 0 BCM-120DAYS-DELQ = 0

BCM-150DAYS-DELQ = 0

BCM-180DAYS-DELQ = 0

BCM-210DAYS-DELQ = 0

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

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11.	(i) which is free and clear of all liens that are equal or prior to the interest of the Receivables Trust Trustee[5]; and

(A) NE UCC Searches with respect to First National Bank of Omaha and First National Funding LLC.

(B) DE UCC Search with respect to First National Master Note Trust.

(C) File-stamped copies of NE UCC financing statements, as follows:

(i) NE UCC financing statement number 9900086751 filed with the NE Secretary of State on September 29, 2000, naming First National Bank of Omaha, as debtor, and BankOne, National Association (formerly known as The First National Bank of Chicago, as Trustee, as secured party, together with all assignments, continuations and amendments thereto, as included in the NE UCC Searches;

(ii) NE UCC financing statement number 9902241303-4 filed with the NE Secretary of State on October 24, 2002, naming First National Bank of Omaha, as debtor, and The Bank of New York, as Trustee and First National Funding LLC, as Secured Parties, together with all assignments, amendments and continuations relating thereto, as included in the NE UCC Searches;

(iii) NE UCC financing statement number 9909602106-7 filed with the NE Secretary of

(1) Review the NE UCC Search Results in order to determine whether there is a lien evidencing a pledge of a Subject Account that is equal or prior to the interest of the Receivables Trust Trustee other than the Excluded Liens (as defined under this Representation 11(i)(D) and Permitted Liens[6]. In analyzing the search results, the Asset Representations Reviewer will make assumptions as it deems reasonable, in consultation with counsel, in order to determine if the search results reveal any liens evidencing a pledge of a Subject Account which is equal to or prior to the interest of the Indenture Trustee and which is not an Excluded Lien, a Permitted Lien or an Unrelated Lien (with respect to the NE UCC Searches relating to First National Bank of Omaha only and as defined in this Representation 11(i)(E)). The Asset Representations Reviewer may determine a lien is an Unrelated Lien and reasonably not likely to relate to the Subject Accounts in reliance on an Officer’s Certificate of FNBO.

(2) Review the DE UCC Search Results in order to determine whether there is a lien evidencing a pledge of a Subject Account that is equal or prior to the interest of the Receivables Trust Trustee other than the Excluded Liens. In analyzing the search results, the Asset Representations Reviewer will make assumptions as it deems reasonable, in consultation with counsel, in order to determine if the search results reveal any liens evidencing a pledge of a Subject Account which is equal to or prior to the interest of the Receivables Trust Trustee and which is not an Excluded Lien.

(3) Review information from the FNBO Summary and confirm each Subject Account with an Addition Date on and after the Start Date is on-boarded on FNBO’s database and coded with a Trust Indicator of “01.”

If there are (i) no liens on any Subject Account that are equal or prior to the interest of the

[5]	“Receivables Trust Trustee” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust Trustee and (b) after the Certificate Trust Termination Date, the Indenture Trustee. The “Certificate Trust Termination Date” is December 18, 2008. The “Certificate Trust Trustee” was The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as successor trustee to The Bank of New York. “Indenture Trustee” means U.S. Bank National Association, as successor indenture trustee to The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) as successor indenture trustee to The Bank of New York.
[6]	“Permitted Lien” means, with respect to any of the Receivables, any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books, adequate reserves with respect thereto.

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State on July 14, 2009, naming First National Bank of Omaha, as debtor, and The Bank of New York Mellon Trust Company, N.A., as secured party, together with all amendments, assignments and continuations relating thereto, as included in the NE UCC Searches; and

(iv) NE UCC financing statement number 9902241305-8 filed with the NE Secretary of State on October 24, 2002, naming First National Funding LLC, as debtor, and The Bank of New York, as Indenture Trustee, and First National Master Note Trust, c/o Wilmington Trust Company, as Owner Trustee, as secured parties, together with all assignments, amendments and continuations relating thereto, as included in the NE UCC Searches.

(D) Copy of DE UCC financing statement, number 22677882, filed with the DE Secretary of State on October 24, 2002, naming First National Master Note Trust, as debtor, and The Bank of New York, as Indenture Trustee, as secured party, together with all assignments, amendments and continuations relating thereto, as included in the DE UCC Search.

Hereafter, the NE UCC financing statements in (C) and the DE UCC financing statement in (D) above are referred to as the “Excluded Liens.”

(E) Copies of Officer’s Certificates of FNBO which describe certain liens on asset of FNBO that are unrelated to the Trust assets (the “Unrelated Liens”) and were delivered by FNBO in order to support (i) NE perfection opinions delivered with respect to (a) the issuance of a new series of notes by First

Receivables Trust Trustee and (ii) each Subject Account with an Addition Date on and after the Start Date is on-boarded on FNBO’s database and coded with a Trust Indicator of “01, “then each Subject Account shall receive a “Test Pass” with respect to this Test.

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National Master Note Trust, (b) account additions and (c) the annual review of the FNMNT; and (ii) for informational purposes only, a copy of the most recent NE opinion of counsel relating to the annual review of FNMNT.

(F) Information from the FNBO Summary indicating that each of the Subject Accounts with an Addition Date on or after the Start Date is on-boarded on FNBO’s database and coded with a Trust Indicator of “01.”

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12.	(j) as to any Series, meets any additional requirements set forth in the respective Indenture Supplement for such Series.[7]

(A) Executed copies of all Indenture Supplements to the Master Indenture relating to the issuance of a series of notes by the Issuer that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Accounts and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and confirm there are no additional requirements relating to Eligible Accounts in any Indenture Supplement to the Master Indenture.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

[7]	See Attachment 1 to this Schedule A for this Representation 12, Representation 12A and the Review Materials and Tests thereto that applies to Subject Accounts with Addition Dates on and after September 29, 2006 and through and including December 17, 2008 and Attachment 2 to this Schedule A for this Representation 12, Representation 12A and the Review Materials and Tests relating thereto that applies to Subject Accounts with Addition Dates on and after December 18, 2008 and through and including December 19, 2012. Schedule A applies to all Subject Accounts, including those Subject Accounts with Addition Dates on and after December 20, 2012 and except as otherwise indicated in the first sentence of this footnote 7, no additional procedures apply.

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13.

Section 2.04(a)(ix) of TSA

Section 4.02(a)(viii) of RPA

Section 2.04(b)(i) of PSA

Eligible Receivables. On the date each Additional Account becomes an Account, each Receivable contained in such Additional Account is an Eligible Receivable. As of the date of the creation of any new Receivable in an Account, such Receivable is an Eligible Receivable.

(A) Confirmation each Subject Account is an Additional Account based on the testing performed under (2) of Representation 1 above.

(B) Confirmation each Subject Receivable is an Eligible Receivable based on the testing performed under Representations 15-25 below.

(1) Confirm there is a “Test Pass” with respect to (2) under Representation 1 above.

(2) Confirm each Subject Receivable is an Eligible Receivable based on a “Test Pass” for each of the tests performed under Representations 15-25 below.

If (1) and (2) are so confirmed, each Subject Receivable shall receive a “Test Pass” for this Test.

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14.	“Eligible Receivable” means each Receivable:

15.	(a) which has arisen under an Eligible Account[8]	(A) Confirmation that each Subject Receivable has arisen in an Eligible Account based on the results of the tests performed under Representations 3-12 above.

(1) Confirm each Subject Receivable has arisen in an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –12 above.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

[8]	See Attachment 1 to this Schedule A for this Representation 15, Review Materials and Tests that applies to Subject Accounts with Addition Dates on and after September 29, 2006 and through and including December 17, 2008 and Attachment 2 to this Schedule A for this Representation 15, Review Materials and Tests that apply to Subject Accounts with Addition Dates on and after December 18, 2008 and through and including December 19, 2012. Schedule A applies to all Subject Accounts, including those Subject Accounts with Addition Dates on and after December 20, 2012 and except as otherwise indicated in the first sentence of this footnote 8, no additional procedures apply.

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16.	(b) which was created in compliance, in all material respects, with all Requirements of Law[9] applicable to the Credit Card Originator and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator;

(A) Information from the FNBO Summary with respect to the Subject Accounts with an Addition Date on and after the Start Date and coding under the field entitled “agent-bank-sub.”

(1) With respect to Subject Receivables arising in Subject Accounts for which either FNBO or FNBSD is the Credit Card Originator:

(a) Public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date.

(b) Copies of FNBO’s written policies and procedures relating to (i) Fair Banking Compliance Risk Methodology, (ii) Unfair, Deceptive, or Abusive Acts or Practices Prevention Program, (iii) Compliance Risk Assessment Methodology, (iv) Corporate Compliance Change Control Procedures and (v) Corporate Compliance Change Control Business Unit User Guide, from the Closing Date[10] through the Review Notice Date (the “Initial Regulatory Review Documents”), the purpose of which is to ensure FNBO’s compliance with all Requirements of Law applicable to it as a Credit Card Originator and provide a process by which appropriate parties review and

(1) Using the information from the FNBO Summary and with respect to each Subject Account with an Addition Date on and after the Start Date, (a) identify the Subject Accounts that are Financial Institutions Accounts by examining the coding under the field entitled “agent_bank_sub” and if the code is “999,” then the Subject Account is a Financial Institutions Account and (b ) identify the Subject Accounts that were originated by FNBO by examining the coding under the field entitled “agent_bank_sub” and if the code is anything other than “999,” the Subject Account was originated by FNBO.

(2) Review public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date and confirm there are no allegations that either FNBO or FNBSD, in its capacity as a Credit Card Originator, failed to comply with any Requirements of Law applicable to itself or any Credit Card Agreement applicable to a Subject Receivable or, if such litigation existed, confirm that such litigation has been resolved.

(3) Review the Initial Regulatory Review Documents, any Subsequent Regulatory Review Documents, the Corporate Compliance Committee reports and the Compliance Review Calendars and confirm that FNBO has maintained a process for reviewing and approving changes with a regulatory compliance impact from the Closing Date through the Review Notice Period.

(4) Review copies of the Portfolio Purchase Guidelines and any reports, audits, tests, reviews or assessments, if any, relating to FNBO’s compliance with the Portfolio Purchase Guidelines and confirm that FNBO has maintained a process for monitoring its

[9]	“Requirements of Law” means, with respect to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law treaty, rule or regulation, or determination of arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including any usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Consumer Finance Protection Bureau. “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
[10]	“Closing Date” means the date of execution of the Asset Representations Review Agreement among First National Bank of Omaha, as RPA Seller, First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, First National Master Note Trust, as Issuer, and FTI Consulting, Inc., as Asset Representations Reviewer.

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approve changes with a regulatory compliance impact, such as new product development, system functionality changes, product modification and resolutions to identified bank errors and including, but not limited to, any changes to the forms of Credit Card Agreements in order to comply with all Requirements of Law applicable to FNBO as a Credit Card Originator. Any documents describing changes to the Initial Regulatory Review Documents or evidencing changes to the Initial Regulatory Review Documents after the Closing Date are referred to herein as “Subsequent Regulatory Review Documents.”

(c) Copies of the Compliance Review Calendars for each calendar year in the period that begins on the Closing Date and ends on the Review Notice Date.

(d) Copies of Corporate Compliance Committee reports relating to credit cards from the Closing Date through the Review Notice Date

(2) With respect to Subject Receivables arising in Subject Accounts for which the Credit Card Originator is not FNBO or FNBSD:

(a) With respect to the Subject Receivables arising in each Subject Account for which the Credit Card Originator was not FNBO or FNBSD, copies of FNBO’s written policies and procedures relating to the acquisition of credit card account portfolios from third parties, including its Form of Due Diligence Questionnaire, Credit Card Due Diligence Checklist, First National of Nebraska Acquisitions and New Business Initiative Policy, Portfolio Conversion Process

compliance with the Portfolio Purchase Guidelines from the Closing Date through the Review Notice Date.

(5) Review the applicable purchase agreements and confirm there is a representation, warranty or covenant made by the seller to the effect:

•       the receivables arising in the credit card accounts were originated in material compliance with all Requirements of Law; or

•       seller is in material compliance with all Requirements of Law related to the acquired assets; or

•       seller has conducted its business related to the acquired assets in compliance in all material respects with Requirements of Law; or

•       each Outstanding since origination has been in material compliance with all applicable Requirements of Law; or

•       seller has complied with all federal and state laws and regulations (including, but not limited to, laws and regulations pertaining to usury, consumer credit, interest rates and fees), all VISA and MasterCard rules, and all applicable policies and procedures, with respect to origination, servicing, collections and other activities of seller; or

•       any other language which is similar in substance to this Representation 16(b).

With respect to Subject Receivables arising in a Subject Accounts for which either FNBO or FNBSD is the Credit Card Originator, if (2) and (3) are so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

With respect to Subject Receivables arising in Subject Accounts for which the Credit Card Originator is not FNBO or FNBSD, if either (4) or (5) are confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

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and the form of written consent of the Executive Committee of the Board of Directors of First National Bank of Omaha from the Closing Date through the Review Notice Date (the “Portfolio Purchase Guidelines”).

(b) Copies of any reports, audits, tests, reviews or assessments of FNBO’s compliance with the Portfolio Purchase Guidelines from the Start Date through the Review Notice Date, if any.

(c) To the extent available, copies of the applicable purchase agreements from the Start Date through the Review Notice Date.

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17.	(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

(A) Information from the FNBO Summary relating to Subject Accounts with Addition Dates on and after the Start Date and specifically with respect to the coding under the field entitled “agent-bank-sub.”

(1) With respect to the Subject Receivables arising in Subject Accounts for which FNBO or FNBSD is the Credit Card Originator:

(a) Certified copies of FNBO’s Charter, the Amended and Restated Articles of Association, of First National Bank of Omaha and Restated By-Laws of First National Bank of Omaha, together with an Assistant Secretary’s Certificate dated as of the Review Notice Date and relating to such certification as of the Review Notice Date and confirming that each such document (i) is a true and correct copy, (ii) has not been amended, modified or rescinded and (iii) is in full force and effect.

(b) Confirmation, from an appropriate employee or officer of FNBO or its affiliates and based on information provided by employees of FNBO or its affiliates, stating that (i) FNBO’s Charter, the Amended and Restated Articles of Association of First National Bank of Omaha and the Restated By-laws of First National Bank of Omaha and FNBO’s agreements with VISA and MasterCard constitute all of the licenses and charters required to be obtained, effected or given in connection with the creation of the Receivables or the execution, delivery and performance of the Credit Card Agreements, and (ii) either (a) no Governmental Authority has taken any action against FNBO with respect to any consent, license, approval or

(1) Using information from the FNBO Summary and with respect to each Subject Account with an Addition Date on and after the Start Date, (a) identify the Subject Accounts that are Financial Institutions Accounts by examining the coding under the field entitled “agent_bank_sub” and if the code is “999,” then the Subject Account is a Financial Institutions Account and (b ) identify the Subject Accounts that were originated by FNBO by examining the coding under the field entitled “agent_bank_sub” and if the code is anything other than “999,” the Subject Account was originated by FNBO.

(2) With respect to Subject Accounts originated by FNBO, review the Assistant Secretary’s Certificate and the certified copies of (a) the Charter, (b) the Amended and Restated Articles of Association of First National Bank of Omaha and (c) the Restated By-Laws of First National Bank of Omaha attached thereto.

(3) With respect to Subject Accounts originated by FNBO, review the Confirmation.

(4) With respect to Subject Accounts originated by FNBO, review the public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date and confirm there is no litigation or judgment that indicates a failure to have obtained a required consent, license, approval, authorization of, or registration with, a Government Authority required to be obtained, effected or given.

(5) With respect to Subject Accounts for which neither FNBO or FNBSD was the Credit Card Originator and to the extent available, review the applicable purchase agreements and confirm there is a covenant, representation or warranty made by the seller to the effect:

•       seller possesses all material licenses and permits necessary to conduct its business relating to the accounts as currently conducted; or

•       seller possesses all material licenses and permits related to the Outstandings necessary to conduct its business as currently conducted;

•       all licenses, permits, certificates approvals or other similar authorizations that Seller has or is required to have under applicable Law

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authorization of, or registrations or declarations with, any Governmental Authority that was required to be obtained, effected or given FNBO in connection with the creation of any Receivable or that would prevent FNBO from the execution, delivery or performance of its obligations under the Credit Card Agreements pursuant to which the Receivables were created as of the Review Notice Date or (b) to the extent any such Governmental Authority action has been taken, such action has been resolved as of the Review Notice Date (the “Confirmation”).

(c) Public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date.

(2) With respect to Subject Receivables arising in Subject Accounts for which neither FNBO nor FNBSD is the Credit Card Originator, any or all of the following:

(a) To the extent available, copies of the applicable purchase agreements.

(b) Copies of FNBO’s Portfolio Purchase Guidelines.

in order to conduct the Seller’s business related to the Assets (the “Seller Permits”) are valid and in full force and effect in all material respects in every state in the United States where they are required by Law; or

•       all federal and state laws and regulations, including, but not limited to, laws and regulations pertaining to usury and consumer credit, the Credit Card Accountability and Responsibility and Disclosure Act of 2009 (Public Law 111-24), Regulation Z and all Visa rules and Seller policies and procedures applicable to the Assets and Seller’s origination, servicing, collection and other activities connected therewith have been complied with; or

•       Seller (and its predecessor(s) in interest) and subcontractors have at all times complied with all (a) federal and state laws and regulations applicable to the Accounts and the Assets and (b) Association rules applicable to the Accounts and the Assets;

•       no internal or external audit, investigation or inspection or any other review or inquiry whatsoever concerning or involving the Accounts conducted during the two calendar years immediately preceding the date of the agreement has reported a violation of any law or regulation by seller or any other issue or matter that would have an adverse effect on the Assets or that would impose any undisclosed liability on a subsequent owner of the Assets, no governmental investigation concerning the Accounts is, to the best of the seller’s knowledge, currently underway and no formal or informal regulatory enforcement action has been commenced against the seller; or

•       any other language similar in substance to this Representation 17(c).

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(6) Review copies of FNBO’s Portfolio Guidelines from the Closing Date through the Review Notice Date and confirm there are provisions relating to FNBO requesting from the seller, either of the following:

-a description and copies of any material regulatory findings; or

-copies of consent decrees, injunctions, judgments, other decrees or orders, settlement agreements or similar documents, attorneys letters to auditors within the last three years; citations, notices or inquiries received from government agencies within the last three years, including inquiries concerning potential violations of laws, rules or regulations; documents filed with the SEC, or any state or foreign securities regulatory agency within the last three years; and material reports to and correspondence with any governmental agency within the last three years.

With respect to Subject Receivables arising in a Subject Account for which either FNBO or FNBSD is the Credit Card Originator, if (4) is so confirmed and (2) and (3) are received, then each Subject Receivable shall receive a “Test Pass” for this Test.

With respect to Subject Receivables arising in a Subject Account for which neither FNBO nor FNBSD is the Credit Card Originator, if either (5) or (6) is confirmed, then each Subject Receivable shall receive a “Test Pass” for this Test.

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18.	(d) as to which , upon the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto, free and clear of all Liens other than Liens permitted pursuant to subsection 2.05(b) of the Transfer and Servicing Agreement[11];

(A) Nebraska UCC Searches with respect to First National Bank of Omaha and First National Funding LLC

(B) Copies of NE UCC financing statements, as follows:

(i) NE UCC financing statement number 9900086751 filed with the NE Secretary of State on September 29, 2000, together with all assignments, amendments and continuations relating thereto, on file with the NE Secretary of State, as included in the NE UCC Searches;

(ii) NE UCC financing statement number 9902241304-6 filed with the NE Secretary of State on October 24, 2002, together with all assignments, amendments and continuations relating thereto, on file with the NE Secretary of State, as included in the NE UCC Searches;

(iii) NE UCC financing statement number 9902241303-4 filed with the NE Secretary of State on October 24, 2002, together with all assignments, amendments and continuations relating thereto, on file with the NE Secretary of State, as included in the NE UCC Searches; and

(iv) NE UCC financing statement number 9909602106-7 filed with the NE Secretary of State on July 14, 2009, together with all amendments,

(1) Perform a UCC search on each of First National Bank of Omaha and First National Funding LLC in the State of Nebraska and review the search results to determine whether there is any lien on the Receivables arising in any Subject Account other than Excluded Liens and Permitted Liens. In analyzing the search results, the Asset Representations Reviewer will make assumptions as it deems reasonable, in consultation with counsel, in order to determine if the search results reveal any liens evidencing a pledge of a Subject Account which is equal to or prior to the interest of the Receivables Trust Trustee and which is not an Excluded Lien or a Permitted Lien. With respect to Unrelated Liens and with respect to the search results relating to First National Bank of Omaha only, the Asset Representations Reviewer may determine a lien is an Unrelated Lien and reasonably not likely to relate to the Subject Accounts in reliance on an Officer’s Certificate of FNBO.

If there are no liens on the Receivables arising in any Subject Account other than Excluded Liens and Permitted Liens under the NE UCC Searches relating to First National Bank of Omaha and First National Funding LLC, each Subject Receivable shall receive a “Test Pass” with respect to this Test.

[11]	Section 2.05(b) of the Transfer and Servicing Agreement, “Security Interests”provides, in pertinent part; “provided; however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables and the Collateral Certificate any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books, adequate reserves with respect thereto; and provided, further, that nothing in this subsection 2.05(b) shall be deemed to prohibit the transfer of the Transferor Interest in accordance with this Agreement and the Trust Agreement (a “Permitted Lien”).

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assignments and continuations relating thereto, on file with the NE Secretary of State, as included in the NE UCC Searches; and

(v) NE UCC financing statement number 9902241305-8 filed with the NE Secretary of State on October 24, 2002, naming First National Funding LLC, as debtor, and The Bank of New York, as Indenture Trustee, and First National Master Note Trust, c/o Wilmington Trust Company, as Owner Trustee, as secured parties, together with all assignments, amendments and continuations relating thereto.

Hereinafter, the NE UCC financing statements in this Item (B) are referred to as “Excluded Liens.”

(C) Copies of Officer’s Certificates of FNBO which describe certain liens on asset of FNBO that are unrelated to the Trust assets (the “Unrelated Liens”) and were delivered by FNBO in order to support (i) NE perfection opinions delivered with respect to (a) the issuance of a new series of notes by First National Master Note Trust, (b) account additions and (c) the annual review of the FNMNT and (ii) for informational purposes only, a copy of the most recent NE opinion of counsel relating to the annual review of FNMNT.

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19.	(e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity);	(A) Copies of the forms of the Credit Card Agreements in effect from the Start Date through the Notice Review Date.

(1) Review each form of Credit Card Agreement and confirm the presence of any of the following language:

•       You promise to pay all amounts due on your account; or

•       You agree to pay at least the minimum payment when due. You also agree to pay overlimit amounts when billed to your monthly statements or sooner if we ask; or

•       other similar language relating to the obligation of the card holder to pay amounts that are due.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” for this Test.

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20.	(f) which constitutes an “account” under and as defined in Article 9 of the UCC;

(A) Copy of Section 9.102(2)(vii) of the NE Uniform Commercial Code[12]

(B) Information from the FNBO Summary with respect to Subject Accounts with Addition Dates on and after the Start Date and coding relating to (i) the date upon which the Subject Account was on-boarded on the FNBO database (the “member_since” date) and (ii) the date upon which a credit card was most recently issued which appears under the field entitled “issue.”

(1) For informational purposes only, review Section 9.102(2)(vii) of the NE Uniform Commercial Code.

(2) Using the information from the FNBO Summary, confirm that each Subject Account with an Addition Date on and after the Start Date constitutes an “account” under and as defined in Article 9 of the UCC and a right to the payment of monetary obligation, whether or not earned by performance, arising out of the use of a credit or charge card or information contained on or for use with the card, to the extent (a) there is a “member_since” date and (b) there is a date relating to the issuance of a credit card account relating to the Subject Account under the field entitled “issue.”

If (2)(a) and (b) are so confirmed, then each Subject Receivable shall receive a “Test Pass” for this Test.

[12]	Section 9.102 of NE Uniform Commercial Code. (2) Account”, except as used in “account for”, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term includes health-care-insurance receivables. The term does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

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21.	(g) as to which, at the time of transfer to the Receivables Trust[13], Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the Receivables Trust, impair the rights therein of the Receivables Trust Trustee or the Holders;	(A) Confirmation of a “Test Pass” with respect to the testing of Representation 24 below.	(1) Confirm there is a “Test Pass” with respect to the testing under Representation 24 below. If (1) is so confirmed, each Subject Receivable shall receive a “Test Pass” with respect to this Test.

[13]	“Receivables Trust” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust and (b) on and after the Certificate Trust Termination Date, the Issuer. “Certificate Trust” means First Bankcard Master Credit Card Trust. “Issuer” means First National Master Note Trust.

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22.	(h) that, at the time of transfer to the Receivables Trust, has not been waived or modified except as would be permitted in accordance with subsections 3.03(h) and 3.03(i) of the Pooling and Servicing Agreement and the Transfer and Servicing Agreement, as applicable;

(A) Executed copies of the Transfer and Servicing Agreements and the Pooling and Servicing Agreement in effect from the Start Period through the Review Notice Date

(B) Copies of FNBO’s written policies and procedures with respect to (i) Fee Reversal Guidelines, (ii) Administrative Fee Waivers, (iii) Consumer Rate Reset, (iv) the Hardship Program, (v) the Customer Assistance Program, (vi) Consumer Credit Counseling Service and (vi) Settlements relating to waivers and modifications of Receivables and the rescheduling, revising and deferring of collections due on Receivables by the Servicer, in effect from the Closing Date through the Notice Review Date (the “Waiver/Modification Guidelines”).

(C) Copies of FNBO Corporate Compliance Committee reports relating to FNBO’s compliance with respect to any of the Waiver/Modification Guidelines from the Closing Date through the Review Notice Date.

(1) For information purposes only, review Section 3.03(h) and Section 3.03(i) of the Transfer and Servicing Agreements and the Pooling and Servicing Agreement.

(2) Review the Waiver/Modification Guidelines and FNBO Corporate Compliance Committee reports relating to FNBO compliance with the Waiver/Modification Guidelines and confirm that FNBO has maintained a process for monitoring compliance with the Waiver/Modification Guidelines from the Closing Date through the Review Notice Date.

If (2) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

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23.	(i) that, at the time of its transfer to the Receivables Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and by general principles of equity (whether considered in a suit at law or equity) or in connection with Credit Adjustments pursuant to Section 3.02 of the Receivables Purchase Agreement;

(A) Executed copies of the Receivables Purchase Agreements in effect with respect to the Subject Receivables from the Start Date through the Review Notice Date.

(B) Public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date.

(1) For informational purposes only, review Section 3.02 of the applicable Receivable Purchase Agreements.

(2) Review public filings of litigation and judgments made by First National Bank of Omaha, First National Funding LLC or First National Master Note Trust from the Start Date through the Review Notice Date and confirm (a) there is no litigation or judgments that indicate an Obligor asserted a right to rescission or a right of setoff with respect to any Subject Receivable and (b) further with respect to any litigation and any Subject Receivable, there is either (i) no counterclaim or any other defense of an Obligor, including the defense of usury, (other than defenses arising out of Debtor Relief Laws and by general principles of equity (whether considered in a suit or equity) or in connection with Credit Adjustments pursuant to Section 3.02 of the applicable Receivables Purchase Agreement) or (ii) if such litigation existed, it has been resolved.

If (2) (a) and (b) are so confirmed, then each Subject Receivable shall receive a “Test Pass” for this Test.

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24.	(j) as to which, at the time of its transfer to the Receivables Trust, the Transferor satisfied all obligations to be fulfilled at the time it is transferred to the Receivables Trust; and

(A) As satisfaction of the obligations of RPA Seller to Transferor under Section 2.01(c) of the Receivable Purchase Agreement, a file-stamped copy of NE UCC financing statement 9902241303-4 filed with the NE Secretary of State on October 24, 2002, naming First National Bank of Omaha, as debtor, and The Bank of New York, as Trustee and First National Funding LLC, as Secured Parties, together with all assignments, amendments and continuations relating thereto and evidencing the security interest in the Receivables granted by RPA Seller to Purchaser and Receivables Trust Trustee.

(B) As satisfaction of the obligations of RPA Seller to the Indenture Trustee under Section 9.06(b) of the Receivables Purchase Agreement, a file- stamped copy of NE UCC financing statement number 9909602106-7 filed with the NE Secretary of State on July 14, 2009, naming First National Bank of Omaha, as debtor, and The Bank of New York Mellon Trust Company, N.A., as secured party, together with all amendments, assignments and continuations relating thereto and evidencing the lien on the Receivables granted by the RPA Seller to the Indenture Trustee after the Certificate Trust Termination Date.

(C) As satisfaction of the obligations of Transferor to Issuer under Section 2.01(c) of the Transfer and Servicing Agreement, a file stamped copy of NE UCC financing statement number 9902241305-8 filed with the NE Secretary of State on October 24, 2002, naming First National; Funding LLC, as

(1) Perform a UCC search on each of First National Bank of Omaha and First National Funding LLC in the State of Nebraska and review the search results in order to confirm the NE UCC financing statements described in (A), (B) and (C) are on file with the NE Secretary of State and are effective.

(2) Review information from the FNBO Summary and confirm each Subject Account has been coded with a Trust Indicator of “01.”

If (1) and (2) are so confirmed, then each Subject Receivable shall receive a “Test Pass” for this Test.

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debtor, and The Bank of New York, as Indenture Trustee and First National Master Note Trust, as secured parties, together with all amendments, assignments and continuations relating thereto and evidencing the security interest in the Receivables granted by Transferor to the Issuer.

(D) NE UCC Searches

(E) As further satisfaction of Section 2.01(c) of the Transfer and Servicing Agreement, information from the FNBO Summary evidencing that each Subject Account has been coded with Trust Indicator of “01.”

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25.	(k) as to any Series, which meets any additional requirements as set forth in the respective Indenture Supplement for such Series.[14]

(A) Executed copies of all Indenture Supplements to the Master Indenture relating to the issuance of a series of notes by the Issuer that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Receivables and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and confirm there are no additional requirements relating to Eligible Receivables in any Indenture Supplement to the Master Indenture.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

[14]	See Attachment 1 to this Schedule A for this Representation 25 and the Review Materials and Tests relating thereto that applies to the Subject Receivables arising in Subject Accounts with Addition Dates that occurred during the effective period of the PSA from October 24, 2002 through December 18, 2008 and see Attachment 2 to this Schedule A for this Representation 25 and the Review Materials and Tests relating thereto that applies to the Subject Receivables arising in Subject Accounts with Addition Dates that occurred during the effective period of the Original Master Indenture from October 24, 2002 through December 19, 2012. Schedule A applies to all Subject Accounts, including those Subject Accounts with Addition Dates on and after December 20, 2012 and except as otherwise indicated in the first sentence of this footnote 14, no additional procedures apply.

ATTACHMENT 1 TO SCHEDULE A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS APPLICABLE TO SUBJECT ACCOUNTS WITH ADDITION DATES THAT OCCURRED ON AND AFTER SEPTEMBER 29, 2006 THROUGH AND INCLUDING DECEMBER 17, 2008.

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1.

Sections 2.04(b)(i) and 2.06(c)(iii)(B) of PSA

With respect to Additional Accounts and the related Addition Date, each Account designated as an Account is an Eligible Account and no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting Additional Accounts from the available Eligible Accounts.

(A) Information from the FNBO data warehouse in summary form prepared by FNBO from the Start Date through the Review Notice Date (the “FNBO Summary”), which includes the Addition Date for Subject Accounts with Addition Dates on and after September 29, 2006.

(B) Confirmation each Subject Account is an Eligible Account based on the results of the tests performed under Representations 3-11 above and Representations 12 and 12 A below.

(C) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to Subject Accounts with Addition Dates on and after the Start Date through the Review Notice Date.

(1) With respect to each Subject Account with an Addition Date on and after the Start Date and using the FNBO Summary, verify that each Subject Account has an Addition Date under the field “Added.”

(2) With respect to each Subject Account confirm the Subject Account is an Additional Account based on the fact it has an Addition Date.

(3) Confirm each Subject Account is an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –11 above and Representations 12 and 12 A below.

(4) With respect to each Subject Account and using the applicable Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm there is no adverse criteria in the account selection criteria in the applicable Project Report or Project Requirements, as the case may be. For this purpose, the exclusion of business and commercial accounts shall not be deemed to be adverse selection criteria.

If (2), (3) and (4) are so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

#	Representations and Warranties	Review Materials	Tests
12.	(j) that is not subject to any agreement by FNBO restricting its ability to alter the terms of the account or granting a third party a right to acquire the account upon the occurrence of specified events; and

(A) Information from the FNBO Summary with respect to the Subject Accounts and coding under the field entitled “agent_bank_sub.”

(B) Any or all of the following with respect to Subject Accounts which are Financial Institutions Accounts and have Addition Dates on and after September 29, 2006 through and including December 17, 2008:

(i) To the extent available, the applicable purchase agreements.

(ii) Executed copies of (a) the Assignments of Receivables in Additional Accounts relating to the Subject Accounts and the Officer Certificates of First National Funding LLC, certifying to the effect each Additional Account designated pursuant to the related Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable, each dated as of the Addition Date of the related Subject Account.

(iii) To the extent the items described in (B)(ii) are provided, information from the FNBO Summary, which includes the Addition Dates for Subject Accounts with Addition Dates on and after September 29, 2006.

(1) Using the information from the FNBO Summary and with respect to each Subject Account with an Addition Date on and after the Start Date, confirm that the coding under the field entitled “agent_bank_sub” is either (a) “999,” which means the Subject Account is a Financial Institutions Account or (b) any code other than “999,” which means the Subject Account was originated by FNBO.

(2) With respect to each Subject Account for which a purchase agreement has been provided, review the applicable purchase agreements and confirm with respect to each purchase agreement, there are no provisions which restrict FNBO’s ability to alter the terms of the account or grant a third party the right to acquire the account upon the occurrence of specified events.

(3) With respect to each Subject Account for which an executed Assignment and Officer’s Certificate has been provided, (a) using the FNBO Summary, confirm the Addition Date in the Assignment matches the Addition Date for the Subject Account under the field “Added”, and (b) review the Officer Certificate of Transferor and confirm that the Transferor certified, as of the Addition Date for the Subject Account, that “each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.”

If either (2) or (3)(a) and (b) are confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

A-1-2

#	Representations and Warranties	Review Materials	Tests
12A.	(j) as to any Series, meets any additional requirements set forth in the respective Supplement for such Series.

(A) Executed copies of all Indenture Supplements to the Master Indenture and all Supplements to the Pooling and Servicing Agreement, relating to the issuance of a series of notes by the Issuer or the issuance of a series of certificates by the Certificate Trust that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes or certificates issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Accounts and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and each Supplement to the Pooling and Servicing Agreement and confirm there are no additional requirements relating to Eligible Accounts in any Indenture Supplement to the Master Indenture or any Supplement to the Pooling and Servicing Agreement.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

A-1-3

#	Representations and Warranties	Review Materials	Tests
15.	(a) which has arisen under an Eligible Account;	(A) Confirmation that each Subject Receivable has arisen in an Eligible Account based on the results of the tests performed under Representations 3-11 above and Representations 12 and 12A below.

(1) Confirm each Subject Receivable has arisen in an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –11 above and Representations 12 and 12A above.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

A-1-4

#	Representations and Warranties	Review Materials	Tests
25.	(k) as to any Series, meets any additional requirements set forth in the respective Supplement for such Series.

(A) Executed copies of all Indenture Supplements to the Master Indenture and all Supplements to the Pooling and Servicing Agreement, relating to the issuance of a series of notes by the Issuer or the issuance of a series of certificates by the Certificate Trust that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes or certificates issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Receivables and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and each Supplement to the Pooling and Servicing Agreement and confirm there are no additional requirements relating to Eligible Receivables in any Indenture Supplement to the Master Indenture or any Supplement to the Pooling and Servicing Agreement.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

A-1-5

ATTACHMENT 2 TO SCHEDULE A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND REVIEW PROCEDURES

APPLICABLE TO SUBJECT ACCOUNTS WITH ADDITION DATES THAT OCCURRED ON AND

AFTER DECEMBER 18, 2008 THROUGH AND INCLUDING DECEMBER 19, 2012.

#	Representations and Warranties	Review Materials	Tests
1.

Section 2.04(a)(viii) of TSA

With respect to Additional Accounts added, each Account is classified as an Eligible Account as of its relevant Addition Date and no selection procedures adverse to the Noteholders or the have been employed in selecting the Accounts from among the Eligible Accounts.

(A) Information from the FNBO data warehouse in summary form prepared by FNBO from the Start Date through the Review Notice Date (the “FNBO Summary”), which includes the Addition Date for Subject Accounts with Addition Dates on and after September 29, 2006.

(B) Confirmation each Subject Account is an Eligible Account based on the results of the tests performed under Representations 3-11 above and Representations 12 and 12A below.

(C) Copies of the Project Reports or the Project Requirements, as the case may be, for the Account Additions relating to Subject Accounts with Addition Dates on and after the Start Date through the Review Notice Date.

(1) With respect to each Subject Account with an Addition Date on and after the Start Date and using the FNBO Summary, verify that each Subject Account has an Addition Date under the field “Added.”

(2) With respect to each Subject Account confirm the Subject Account is an Additional Account based on the fact it has an Addition Date.

(3) Confirm each Subject Account is an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –11 above and Representations 12 and 12A below.

(4) With respect to each Subject Account and using the applicable Project Report or Project Requirements, as the case may be, relating to its Addition Date, confirm there is no adverse criteria in the account selection criteria in the applicable Project Report or Project Requirements, as the case may be. For this purpose, the exclusion of business and commercial accounts shall not be deemed to be adverse selection criteria.

If (2), (3) and (4) are so confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

#	Representations and Warranties	Review Materials	Tests
12.	(j) that is not subject to any agreement by FNBO restricting its ability to alter the terms of the account or granting a third party a right to acquire the account upon the occurrence of specified events; and

(A) Information from the FNBO Summary with respect to the Subject Accounts and coding under the field entitled “agent_bank_sub.”

(B) Any or all of the following with respect to Subject Accounts which are Financial Institutions Accounts and have Addition Dates on and after December 18, 2008 and through and including December 19, 2012:

(i) To the extent available, the applicable purchase agreements.

(ii) Executed copies of (a) the Assignments of Receivables in Additional Accounts relating to the Subject Accounts and the Officer Certificates of First National Funding LLC, certifying to the effect each Additional Account designated pursuant to the related Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable, each dated as of the Addition Date of the related Subject Account.

(iii) To the extent the items described in (B)(ii) are provided, information from the FNBO Summary, which includes the Addition Dates for Subject Accounts with Addition Dates on and after September 29, 2006.

(1) Using the information from the FNBO Summary and with respect to each Subject Account with an Addition Date on and after the Start Date, confirm that the coding under the field entitled “agent_bank_sub” is either (a) “999,” which means the Subject Account is a Financial Institutions Account or (b) any code other than “999,” which means the Subject Account was originated by FNBO.

(2) With respect to each Subject Account for which a purchase agreement has been provided, review the applicable purchase agreements and confirm with respect to each purchase agreement, there are no provisions which restrict FNBO’s ability to alter the terms of the account or grant a third party the right to acquire the account upon the occurrence of specified events.

(3) With respect to each Subject Account for which an executed Assignment and Officer’s Certificate has been provided, (a) using the FNBO Summary, confirm the Addition Date in the Assignment matches the Addition Date for the Subject Account under the field “Added”, and (b) review the Officer Certificate of Transferor and confirm that the Transferor certified, as of the Addition Date for the Subject Account, that “each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.”

If either (2) or (3)(a) and (b) are confirmed, then each Subject Account shall receive a “Test Pass” for this Test.

A-2-2

#	Representations and Warranties	Review Materials	Tests
12A.	(j) as to any Series, meets any additional requirements set forth in the respective Supplement for such Series.

(A) Executed copies of all Indenture Supplements to the Master Indenture and all Supplements to the Pooling and Servicing Agreement, relating to the issuance of a series of notes by the Issuer or the issuance of a series of certificates by the Certificate Trust that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes or certificates issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Accounts and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and each Supplement to the Pooling and Servicing Agreement and confirm there are no additional requirements relating to Eligible Accounts in any Indenture Supplement to the Master Indenture or any Supplement to the Pooling and Servicing Agreement.

If (1) is so confirmed, then each Subject Account shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

A-2-3

#	Representations and Warranties	Review Materials	Tests
15.	(a) which has arisen under an Eligible Account;	(A) Confirmation that each Subject Receivable has arisen in an Eligible Account based on the results of the tests performed under Representations 3-11 above and Representations 12 and 12A below.

(1) Confirm each Subject Receivable has arisen in an Eligible Account based on a “Test Pass” for each of the tests performed under Representations 3 –11 above and Representations 12 and 12A below.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

A-2-4

#	Representations and Warranties	Review Materials	Tests
25.	(k) as to any Series, meets any additional requirements set forth in the respective Supplement for such Series.

(A) Executed copies of all Indenture Supplements to the Master Indenture and all Supplements to the Pooling and Servicing Agreement, relating to the issuance of a series of notes by the Issuer or the issuance of a series of certificates by the Certificate Trust that (i) were in force and effect from the Start Period through the Review Notice Date and (ii) for which the series of notes or certificates issued thereunder is outstanding as of the Review Notice Date.

(B) Notification from FNBO indicating additional requirements for Eligible Receivables and the related Transaction Documents at the time of the change.

(1) Review each Indenture Supplement to the Master Indenture and each Supplement to the Pooling and Servicing Agreement and confirm there are no additional requirements relating to Eligible Receivables in any Indenture Supplement to the Master Indenture or any Supplement to the Pooling and Servicing Agreement.

If (1) is so confirmed, then each Subject Receivable shall receive a “Test Pass” with respect to this Test.

If (1) is not confirmed, then FNBO and the Asset Representations Reviewer will endeavor to develop appropriate testing procedures.

A-2-5

EXHIBIT A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of             , 20    , is between FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as depositor (the “Depositor”) and FTI CONSULTING, INC., a Maryland corporation, as asset representations reviewer (the “Asset Representations Reviewer”).

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

“Agreement” means this Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated September 23, 2016 among First National Bank of Omaha, as RPA Seller and Servicer, the Depositor, in its capacity as Transferor, First National Master Note Trust, as Issuer, and the Asset Representations Reviewer, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“ARR Information” means the information attached hereto as Exhibit A.

“Offered Notes” means the (Series 20  -    ) Notes referred to as offered notes by the Prospectus.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust or unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prospectus” means the prospectus, dated             , 20    , relating to the offering of the Offered Notes.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01. Each party hereto represents and warrants that:

(a) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by such party; and

(c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

Section 2.02. The Asset Representations Reviewer represents and warrants to the Depositor that as of the date of the Prospectus, there are no material pending legal or other proceedings involving the Asset Representations Reviewer or of which any property of Asset Representations Reviewer is the subject that, individually or in the aggregate as to the Asset Representations Reviewer, would have a material adverse impact on investors in the Offered Notes. As promptly as possible following notice to or discovery by the Asset Representations Reviewer of any event or circumstance that would make the representation and warranty in the previous sentence untrue, the Asset Representations Reviewer shall provide the Depositor notice of such event or circumstance.

ARTICLE III

INDEMNIFICATION

Section 3.01. Indemnification. The Asset Representations Reviewer agrees to indemnify and hold harmless the Depositor and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (a) any untrue statement of a material fact contained in the ARR Information, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (c) a breach of any of the representations and warranties of the Asset Representations Reviewer contained in Section 2.02 of this Agreement, in each case solely to the extent such claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses are not incurred as a result of the Depositor’s misfeasance, bad faith, fraud or negligence. In no event shall the Asset Representations Reviewer be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Asset Representations Reviewer has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.02. Notification: Procedural Matters. Promptly after receipt by any indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.01, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the Indemnification Agreement failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (c) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) representing an indemnified party separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV

GENERAL

Section 4.01. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their affiliates and their respective successors and assigns and the officers, directors, partners and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.02. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

Section 4.03. Acknowledgement. The Asset Representations Reviewer hereby acknowledges and agrees that the ARR Information shall be used in the Prospectus.

Section 4.04. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.05. Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, First National Funding LLC, 1620 Dodge Street, Mail Stop 3395, Omaha, Nebraska 68197-3395, Attention: President, and (b) in the case of the Asset Representations Reviewer, FTI Consulting, Inc., 3 Times Square, 10th Floor, New York, New York 10036, Attention: Hansol Kim; or, in each case, to such other address as to which the applicable party has notified the other parties in writing pursuant to this Section.

Section 4.06. Waiver of July Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 4.07. Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

FIRST NATIONAL FUNDING LLC

By:	First National Funding Corporation,
its Managing Member

Name
Title

FTI CONSULTING, INC.

By
Name
Title

EXHIBIT A

ARR INFORMATION

Item 1109(b)(1)-(2):

Item 1117: See Representation 2.02 of this Indemnification Agreement.

Item 1119: The following is a description of the Asset Representations Reviewer’s affiliation, if any, with any of the following persons, in each case, only to the extent that the identity of such persons has been identified to the Asset Representations Reviewer pursuant to Section 4.02(d)(ii)(C) of the Asset Representations Review Agreement: the sponsor, the depositor, the issuing entity, each servicer, each trustee and each person hired by First National Bank of Omaha or an underwriter to perform due diligence on the Receivables, any originator, any significant obligor, any enhancement or support provider, any underwriter, or any other material transaction party.